CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our report dated February 24, 2012 on the financial statements and financial highlights of Westport Fund and Westport Select Cap Fund. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 26, 2012